UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54922

DELAWARE	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On January 7, 2014, William C. Kosturos, as the liquidating trustee (the “Trustee”) of WMI Liquidating Trust (the “Trust”), with the consent of each voting member of the Trust’s Trust Advisory Board (the “TAB”) and in accordance with the terms of the Liquidating Trust Agreement, as amended (the “Agreement”), executed Amendment No.2 to the Agreement (the “Amendment”). The Amendment makes several amendments to the Agreement as further described below. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The following is a summary of the material amendments made to the Agreement by the Amendment. Capitalized terms used but not defined herein have the meanings given to them in the Agreement, as amended.

●
Section 1.3 of the Agreement was revised to clarify the definition of “Supermajority” of the TAB, which was revised to mean the affirmative vote of seven of the nine members of the TAB (excluding the Holdco Member), unless (a) the number of members of the TAB is less than nine but greater than four, in which case, Supermajority means the affirmative vote of all but two of the then current members of the TAB or (b) equal to or less than four, in which case Supermajority means the affirmative vote of at least 75% of the then current members of the TAB.

●
Section 1.3 of the Agreement was revised to permit the Litigation Subcommittee to release remaining portions of the $20 million of funding (the “Litigation Funding”) allocated to the Litigation Subcommittee to be used for the prosecution of Recovery Claims, subject to its right to direct the transfer back to the Litigation Funding of an amount up to the amount of the released funds, so long as certain conditions are met.

●	Section 6.4(f) of the Agreement was revised to clarify the process through which certain vacancies on the TAB are filled.

●	Section 6.5(b) of the Agreement was revised to clarify the process through which certain vacancies on the Litigation Subcommittee are filled.

●
Annex B to the Agreement was revised to clarify that, with respect to any TAB member that has resigned, any accrued but unpaid incentive compensation will be paid to such member, rather than to its successor.

Item 8.01 Other Events

As discussed at length in the Motion of WMI Liquidating Trust for an Order, Pursuant to Sections 105(a) and 1142(b) of the Bankruptcy Code, in Aid of Consummation of the Plan, Authorizing the Sale of Runoff Notes Held by WMI Liquidating Trust [D.I. 11538, 08-12229 (Bankr. D. Del.)(MFW)], WMILT is currently pursuing opportunities to sell the Runoff Notes (as defined in the Seventh Amended Plan). As a result, the Trust has determined that no distribution of Runoff Notes will be made until such opportunities have been fully explored.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain certain estimates, statements of belief and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates and beliefs about the value of the assets of the Trust.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future payments to holders of beneficial interests in the Trust (“Liquidating Trust Interests”) and are subject to risks and uncertainties that are difficult to predict.  These risks include, among other factors: (i) the Trust’s ability to obtain Court approval with respect to motions in the Debtors’ chapter 11 proceedings prosecuted by the Trust from time to time; (ii) the Trust’s ability to resolve disputed claims; (iii) risks associated with any litigation and other claims that might be brought against the Debtors or by or against the Trust in the future during the anticipated initial three year term of the Trust (which term may be extended for up to three more years or a maximum of six years, subject to certain limited exceptions, with the approval of the Court); and (iv) there is no liquidity for the Liquidating Trust Interests issued by the Trust, which are non-certificated and non-transferable other than by will, intestate succession or operation of law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 2 to WMI Liquidating Trust Agreement, dated as of January 7, 2014

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: January 13, 2014	By:	/s/ John Maciel
John Maciel
Chief Financial Officer

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